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                                                                    Exhibit 23.3

[PRICEWATERHOUSECOOPERS LOGO APPEARS HERE]
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                                                      PricewaterhouseCoopers LLP
                                                      Suite 800W
                                                      1301 K St., N.W.
                                                      Washington, DC 20005-3333
                                                      Telephone (202) 414 1000
                                                      Facsimile (202) 414 1301

Mr. Greg Jones
Chief Financial Officer
uBid, Inc.
8550 Bryn Mawr, Suite 200
Chicago, Illinois 60631


March 7, 2000

Dear Mr. Jones:

Pursuant to your request, PricewaterhouseCoopers LLP hereby consents to the inclusion of our tax opinion dated February 4, 2000 as an exhibit in the Form S-4 to be filed with respect to the proposed acquisition of uBid, Inc. by CMGI, Inc.

A copy of the February 4, 2000 tax opinion is attached to this letter.

Sincerely,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tax and Legal Services

cc: Robert Mattson, Morrison & Foerster LLP
    David Lee, Hale & Dorr LLP